COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE SOME OR ALL OF YOUR ELIGIBLE OPTIONS

VIRTUALSCOPICS, INC.

OFFER TO EXCHANGE OUTSTANDING STOCK OPTIONS
FOR NEW STOCK OPTIONS

WITHDRAWAL FORM

                   You previously received (1) the VirtualScopics, Inc. Offer to Exchange dated October 5, 2009 (the “Offer to Exchange”); (2) this letter of transmittal; (3) the withdrawal form; and (4) the e-mail from Nancy Volkmuth, dated October 5, 2009. You signed and returned the letter of transmittal, in which you elected to ACCEPT VirtualScopics, Inc.’s offer to exchange some or all of your eligible options.

YOU SHOULD SUBMIT THIS FORM ONLY IF YOU NOW WISH TO CHANGE THAT ELECTION AND REJECT VIRTUALSCOPICS, INC.’S OFFER FOR SOME OR ALL OF YOUR ELIGIBLE OPTIONS.

        To withdraw your election to accept the offer with respect to some or all of your eligible options, you must sign, date and deliver this withdrawal form by email to nancy_volkmuth@virtualscopics.com or in person, no later than 5 p.m., Eastern Standard Time, on November 2, 2009.  You should note that if you withdraw your acceptance of the offer, you will not receive new options in replacement for the withdrawn options and those options will not be exchanged.  You will keep all of the options that you withdraw. These options will continue to be subject to the terms and conditions of the stock plans under which they were granted.

        You may change this withdrawal, and again elect to accept the offer with respect to some or all of your eligible options by returning a new letter of transmittal by email to nancy_volkmuth@virtualscopics.com or in person, no later than 5 p.m., Eastern Standard Time, on November 2, 2009.

        Please check the appropriate box:

☐	I wish to withdraw my election to accept the offer with respect to all of my eligible options and instead REJECT the offer. I do not wish to accept the offer with respect to any option grants.

OR

☐
I wish to withdraw my election to accept the offer with respect to each of the option grants listed below (and on any additional sheets which I have attached to this form).  I still wish to accept the offer with respect to the rest of the eligible options listed on the last properly submitted election form.

Amount of Options	Grant Date

If you sign below and return this Withdrawal Form, all of the applicable options described above will be withdrawn from the offer as described in Section 4 of the Offer to Exchange.

Print Name:

Signature:

Date:

RETURN BY EMAIL TO NANCY_VOLKMUTH@VIRTUALSCOPICS.COM OR IN PERSON, NO LATER THAN 5 P.M., EASTERN STANDARD TIME, ON NOVEMBER 2, 2009.